Exhibit 4.14

Confidential

THE SYMBOL "[****]" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMIITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Change Order 8 to Clinical Services Agreement

Client’s study RHB-104-01

This Change Order 8 (“Change Order”) to the Clinical Services Agreement signed 15 June 2011 (“Clinical Services Agreement”), is by and among:

(1) RedHill Biopharma Ltd., having its principle place of business at 21 Ha’arba’a St., Tel Aviv 64739, Israel (hereafter “SPONSOR”);

(2) 7810962 Canada Inc., a Canadian corporation, having its principal office at 5320 13e Avenue, Montreal, Quebec, H1X2X8, Canada (hereinafter "MANAGER");

WHEREAS, “SPONSOR” mandated "MANAGER" to enter into a subcontract with inVentiv Health Clinical to act as a CRO for its Study (as defined in the Clinical Services Agreement);

This Change Order hereby amends the Study Agreement strictly as set forth herein. Except as amended hereby, the original terms and conditions of the Study Agreement shall remain in full force and effect.

Is hereby made effective as of May 24, 2017 (“Effective Date”) and the parties hereby agree as follows:

Changes in the scope of Services and/or timelines are set forth in Attachment A and Appendix A. Changes to the budget are summarized in the Budget/Payment Schedule in Attachment B.

Summary of Fees and/or Expenses associated with this Change Order

	Study Agreement Value prior to this Change Order	Variance (CO#8 Value)	Revised Study Agreement Value Including this Change Order
Professional Fees (Gross)	[****]	[****]	[****]
Discount	[****]	[****]	[****]
Professional Fees (Net)	[****]	[****]	[****]
Pass Through Expenses	[****]	[****]	[****]
Investigator Grants	[****]	[****]	[****]
DCRA Overpayment	[****]	[****]	[****]
TOTAL	[****]	[****]	[****]

1

Confidential

By their signatures below, the parties hereto agree to the terms of this Change Order and represent that they are authorized to enter into this Change Order on behalf of their respective companies.

ACCEPTED AND AGREED TO:

RedHill Biopharma Ltd.	7810962 Canada Inc.

/s/ Micha Ben Chorin	Name: [****]
/s/ Uri Hananel Aharon	Title: [****]
Name: Uri Hananel Aharon	Date: 24-July-2017
Title: CAO

Date: July 25, 2017

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Attachment A- Summary of Changes/Budget

Study Assumption Changes

Changes to the parameters and assumptions for the study are defined below. Unless otherwise noted, activities will be performed according to the original contract.

See Appendix A

Total Costs

Category	Current Contract (USD)	Change in Scope#8 (USD)	Revised Total (USD)
Pass-Through Costs	[****]	[****]	[****]
Investigator Grants Costs	[****]	[****]	[****]
Professional Fees	[****]	[****]	[****]
Discount	[****]	[****]	[****]
Revised Professional Fees	[****]	[****]	[****]
DCRA Overpayment	[****]	[****]	[****]
Grand Total	[****]	[****]	[****]

Pass-Through Costs

Pass-through costs are in US dollars and include those expenses listed below. inVentiv Health Clinical will invoice Client for actual costs in these areas, it being understood that any pass-through costs in excess of the amounts set out below will require the Client’s prior written approval. inVentiv Health Clinical will use its best efforts to keep actual costs to reasonable levels through adherence to inVentiv Health Clinical’s travel policy and prudent negotiation with outside providers. Pass-through costs are presented in the table below:

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Task	Current (USD)	Change Order #8	Assumption Changes influencing the change in the budget
Site Visit Travel	[****]	[****]	No change
Project Meeting Travel	[****]	[****]	All Hands Meeting – [****]
eCRF Changes	[****]	[****]
Investigators' Meeting Organization	[****]	[****]	No change
Kick-off Meeting Travel/Attendance	[****]	[****]	No change
Shipping/Photocopying	[****]	[****]	No change
Translation	[****]	[****]	No change
Regulatory Fees	[****]	[****]	No change
Ethics Committee Fees	[****]	[****]	No change
EDC Studies/3G Cards	[****]	[****]	No change
DSMB member fees	[****]	[****]	No change
EDC Fees (Oracle)	[****]	[****]	Extend agreement to [****]
CRA Face to Face Meeting Travel expenses	[****]	[****]	No change
Pass Through Costs	[****]	[****]

Investigator Grants Costs

Investigator Grants	Current (USD)	Change Order #8	Assumption Changes influencing the change in the budget	Additional Comments
	[****]	[****]	No Change	Estimate only. Will be paid based on actual costs as approved by the Client.

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Professional Fees

Based on the parameters and assumptions outlined in the original proposal, inVentiv Health Clinical fees are categorised by major activity in the table below and in USD:

	Budget-CO7	Budget-CO8	Budget-Net CO8
Pre-study Activities	[****]	[****]	[****]
Case Report Form Preparation / Review	[****]	[****]	[****]
Data Management Plan Preparation / Review	[****]	[****]	[****]
EDC Training	[****]	[****]	[****]
Informed Consent Preparation / Review	[****]	[****]	[****]
IRB/Ethics Committee Interactions	[****]	[****]	[****]
Investigator Meetings	[****]	[****]	[****]
Investigator Site Contract	[****]	[****]	[****]
Investigator Recruitment	[****]	[****]	[****]
Investigator Brochure Preparation and Review	[****]	[****]	[****]
Project Feasibility	[****]	[****]	[****]
Project Plan Preparation / Review	[****]	[****]	[****]
Protocol Preparation / Review	[****]	[****]	[****]
Randomization Schedule Preparation	[****]	[****]	[****]
Study-Specific Form Preparation	[****]	[****]	[****]
Training-Project Specific	[****]	[****]	[****]
Translations	[****]	[****]	[****]
PROMIS	[****]	[****]	[****]

Monitoring / Site Management	[****]	[****]	[****]
Clinical Supplies Management	[****]	[****]	[****]
Data Cleanup	[****]	[****]	[****]
Investigator Grant Administration	[****]	[****]	[****]
Laboratory Report Review	[****]	[****]	[****]
Serious / Significant Adverse Event Management	[****]	[****]	[****]
Site Management	[****]	[****]	[****]
Site Visits-Prestudy Visits	[****]	[****]	[****]
Site Visits-Initiation Visits	[****]	[****]	[****]
Site Visits-Routine Visits	[****]	[****]	[****]
Site Visits-Close-Out Visits	[****]	[****]	[****]
Study Master File / Project File Set-Up and Maintenance	[****]	[****]	[****]
Patient or Site Recruitment	[****]	[****]	[****]
Endpoint Management Routine Activities	[****]	[****]	[****]

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	Budget-CO7	Budget-CO8	Budget-Net CO8
Regulatory	[****]	[****]	[****]
IND/CTA/DMF Preparation And Maintenance	[****]	[****]	[****]
NDA/MAA/BLA/ENDA Assembly	[****]	[****]	[****]
NDA/MAA/BLA/ENDA Preparation	[****]	[****]	[****]
NDA/ISE Preparation / Review	[****]	[****]	[****]
NDA/ISS Preparation	[****]	[****]	[****]
Regulatory Documentation Preparation / Review	[****]	[****]	[****]
	[****]	[****]	[****]
Project Management / Project Tracking	[****]	[****]	[****]
Financial Project Management	[****]	[****]	[****]
Project Management	[****]	[****]	[****]
Project Tracking / Communications	[****]	[****]	[****]
Vendor Management	[****]	[****]	[****]
	[****]	[****]	[****]
Data Management	[****]	[****]	[****]
Case Report Form Scanning and Indexing	[****]	[****]	[****]
Database Archiving	[****]	[****]	[****]
Data Cleanup (DM)	[****]	[****]	[****]
Data Management - Database Quality Control Inspection	[****]	[****]	[****]
Database Design	[****]	[****]	[****]
Data Entry and Verification	[****]	[****]	[****]
Dictionary Coding	[****]	[****]	[****]
Edit Check Programming	[****]	[****]	[****]
Electronic Data Import	[****]	[****]	[****]
Case Report Form Data / Document Transfers	[****]	[****]	[****]
	[****]	[****]	[****]
EDC Fees	[****]	[****]	[****]
EDC Fees	[****]	[****]	[****]
	[****]	[****]	[****]
Statistical Analysis and Table Generation	[****]	[****]	[****]
Electronic Data Transfer	[****]	[****]	[****]
Interim Analysis / Report Preparation and Review	[****]	[****]	[****]
Statistical Analysis Plan Prep \ Review	[****]	[****]	[****]
Table Generation	[****]	[****]	[****]
Table / Listings Review	[****]	[****]	[****]
Statistical Analysis Report	[****]	[****]	[****]
	[****]	[****]	[****]
Clinical Study Report	[****]	[****]	[****]
Clinical Study Report Preparation / Review	[****]	[****]	[****]
Manuscript Preparation / Review	[****]	[****]	[****]
	[****]	[****]	[****]

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	Budget-CO7	Budget-CO8	Budget-Net CO8
Quality Assurance / GCP Site Audits	[****]	[****]	[****]
QA Audits of CSRs and Investigator Files	[****]	[****]	[****]
QA Audits of Databases	[****]	[****]	[****]
QA Audits of Investigative Sites	[****]	[****]	[****]
QA Audits of TLGs Generation Process	[****]	[****]	[****]

Team Meetings	[****]	[****]	[****]
Project Team Meetings - Internal Mtgs	[****]	[****]	[****]
Project Team Meetings - Client Tcons	[****]	[****]	[****]
Project Team Meetings - Client Mtgs	[****]	[****]	[****]
Project Team Meetings - Kick Off Mtg	[****]	[****]	[****]
Project Team Meetings - Misc. Mtg(s)	[****]	[****]	[****]

IVRS	[****]	[****]	[****]
IVRS Project Specs and Doc	[****]	[****]	[****]
IVRS Development	[****]	[****]	[****]
IVRS Project Validation	[****]	[****]	[****]
IVRS Site Set-up, Technical Support, Close-Out	[****]	[****]	[****]

Total Professional Fees	[****]	[****]	[****]

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Attachment B- Payment Schedule

[****]

Pass Through Costs:

(a)

CO#2:  [****] of the average estimated expenses as set forth in the Expenses Estimate (exclusive of funds for investigator grants), totaling [****], will be due and payable upon execution of this Agreement. Prepayment for Out of Pocket Expenses (to be drawn down once paid and replenished once 75% depleted).  This process to continue until the end of the study.

(b)

CO#3:  [****] of the average estimated expenses as set forth in the Expenses Estimate (exclusive of funds for investigator grants), totaling [****], will be due and payable upon execution of this Agreement. Prepayment for Out of Pocket Expenses (to be drawn down once paid and replenished once 75% depleted).  This process to continue until the end of the study.

(c)	CO#4: This is a one-time payment of [****] (exclusive of funds for investigator grants), that will be due and payable upon execution of this Agreement.

(d)	CO#5: This is a one-time payment of [****] (exclusive of funds for investigator grants), that will be due and payable upon execution of this Agreement.

(e)	CO#6: This is a quarterly payment of [****] for (4) Quarters beginning with the 1st payment invoiced on or after [****]. First payment invoiced on [****].

(f)	CO#6.1: This is a quarterly payment of [****] for (3) Quarters beginning with the 1st payment invoiced on or after [****].

(g)	CO#7: This is a one-time payment of [****] (exclusive of funds for investigator grants), that will be due and payable upon execution of this Agreement.

(h)	CO#8: This is a one-time payment of [****] (exclusive of funds for investigator grants), that will be due and payable upon execution of this Agreement.

(i)	Actual pass-through expenses, as provided in the expenses estimate, will be billed as incurred by inVentiv Health Clinical

(j)	Any unused funds will be returned within [****] days from the date of the final reconciliation

3.     Investigator Grants:

(a)

[****] of the estimated total of the grant payments of the study, totaling [****], will be invoiced upon commencement of services. Prepayment for Investigator Grants (to be drawn down once paid and replenished once 75% depleted).  This process to continue until the end of the study.

(b)

inVentiv Health Clinical will submit invoices in advance for estimated amounts to be paid to investigators during the next quarter to ensure that adequate funds are available to pay investigator grants

(c)	inVentiv Health Clinical will not make payments to investigators without having sufficient funds available in advance.

(d)	Any unused funds will be returned within [****] days from the date of the final reconciliation

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4.     Payment Conditions:

(a)

For all Services, pass through expenses and investigator grants invoiced, payments are due net [****]days from invoice date as set forth in Terms, Item 2 of the Agreement.  In the event of a dispute, all undisputed portions of the invoice(s) are due within the above stated terms

(b)

Payments shall be made in the currency identified above and shall be made free of any applicable local withholding taxes, charges or remittance fees.  Invoices will be inclusive of applicable taxes as determined by local laws and regulations

(c)	inVentiv Health Clinical reserves the right to charge interest against any unpaid overdue balance at the rate of [****] per month

(d)	All services and pass-through payments should be sent via wire or ACH

Appendix A – Breakdown of CO8